                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           BIRMAN MANAGED CARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                           BIRMAN MANAGED CARE, INC.
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1999

     NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Birman Managed Care, Inc. (the "Company") will be held at the Company's principal executive office located at 1025 Highway 111 South, Cookeville, Tennessee, 38501 on May 12, 1999 at 9:00 a.m. for the following purposes:

     1. To authorize the non-public offering through the placement agent, Royce Investment Group, Inc., a member of the National Association of Securities Dealers, Inc., of 3,500 shares to 5,000 shares of its Series A 10% Senior Convertible Preferred Stock to accredited and qualified investors who meet the suitability standards for this offering, which may include officers and directors of the Company.

     Only stockholders of record at the close of business on April 23, 1999 are entitled to notice of and to vote at the Special Meeting. A complete list of the stockholders of the Company entitled to vote at the Special Meeting will be available for the examination of any stockholders for at least ten (10) days prior to the Special Meeting at the Company's principal executive office located at 1025 Highway 111 South, Cookeville, Tennessee, 38501, and will also be available for inspection at the Special Meeting.

                                          By Order of the Board of Directors

                                          /s/ SUE D. BIRMAN
                                          --------------------------------------
                                          Sue D. Birman
                                          Executive Vice President
                                          Secretary and Director

Cookeville, Tennessee
April 26, 1999

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE ANY TIME PRIOR TO ITS EXERCISE EITHER IN WRITING OR BY VOTING YOUR SHARES PERSONALLY AT THE SPECIAL MEETING.

                           BIRMAN MANAGED CARE, INC.
                             1025 HIGHWAY 111 SOUTH
                          COOKEVILLE, TENNESSEE 38501

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      FOR SPECIAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1999

                                    GENERAL

     This Proxy Statement is furnished in connection with the proposal (the "Proposal") by Birman Managed Care, Inc., a Delaware corporation (the "Company") to offer and sell in a non-public offering from 3,500 shares (the "Minimum Offering") to 5,000 shares (the "Maximum Offering") of newly-issued Series A 10% Senior Convertible Preferred Stock (the "Preferred Stock"). The shares will be placed by Royce Investment Group, Inc., a member of the National Association of Securities Dealers, Inc. (the "Placement Agent") on a "best efforts all or none" basis for the Minimum Offering and on a "best efforts" basis up to the Maximum Offering. The Preferred Stock will be sold for a price of $100.00 per share for an aggregate offering of from $350,000 to $500,000.

     The additional capital is sought in order to restore the Company's aggregate net tangible assets to $4,000,000, which is the minimum level required by the Nasdaq Stock Market, Inc. for continued listing on its national market. The Company will appear before a committee of the Nasdaq Stock Market, Inc., on June 3, 1999 to demonstrate its ability to meet this requirement on a current and going-forward basis. Should the Company not meet this net tangible asset test, the Company's common stock will be de-listed from the Nasdaq National Market. The Company's Certificate of Incorporation already vests with the Board of Directors the authority to issue and sell the Preferred Stock; however, Marketplace Rule 4460(i)(1)(A) of the Nasdaq Stock Market, Inc. requires shareholder approval of any plan by which officers and/or directors of a listed company may acquire shares of that company's stock. Since officers and directors of the Company intend to participate in the offering, this authorization by the Company is being sought.

     The Proposal will be considered at a Special Meeting of Stockholders to be held at the Company's principal executive office located at 1025 Highway 111 South, Cookeville, Tennessee 38501 on May 12, 1999 at 9:00 a.m., and at any and all adjournments thereof. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or before April 30, 1999.

     A form of proxy is enclosed for use at the Special Meeting. The proxy must be signed and dated by you or your authorized agent. A proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting, prior to the time of the Special Meeting, a properly executed proxy bearing a later date. It may also be revoked by attendance at the Special Meeting and election to vote thereat. Stockholders having executed and returned a proxy, who attend the Special Meeting and desire to vote in person, are requested to so notify the Secretary of the Company prior to the time of the Special Meeting. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Special Meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

     If no instructions are specified on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the Proposal. For purposes of determining whether the Proposal has received the necessary votes to be approved, abstentions from voting on any matter will have the effect of a vote "AGAINST" the Proposal.

     If you hold your shares of Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares of Common Stock, your broker or nominee may, in its discretion, vote your shares of Common Stock "FOR" the Proposal.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Special Meeting are as follows:

     1. To authorize the non-public offering through the placement agent, Royce Investment Group, Inc., a member of the National Association of Securities Dealers, Inc., of 3,500 shares to 5,000 shares of its Series A 10% Senior Convertible Preferred Stock to accredited and qualified investors who meet the suitability standards for this offering, which may include officers and directors of the Company.

COSTS OF SOLICITATION OF PROXIES

     The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for the reasonable expense in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Board of Directors of the Company determines that this is advisable.

OUTSTANDING SHARES AND VOTING RIGHTS

     There were 8,756,254 shares of the Company's common stock issued and outstanding, par value, $0.001 per share ("Common Stock"), as of April 23, 1999, the record date (the "Record Date") for the stockholders entitled to notice of and to vote at the Special Meeting. Each stockholder of record at the close of business on April 23, 1999 is entitled to one vote for each share of common stock then held on each matter, or any adjournments thereof. The Company's Certificate of Incorporation also authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding. Upon authorization by the shareholders of this offering for the Shares, the Company will file with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of Series A Preferred Stock. The Preferred Stock shall consist of one series to be designated and known as "Series A Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be Ten Thousand (10,000).

     A majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting must be present in person or represented by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

     The Company's Certificate of Incorporation does not authorize cumulative voting. The authorization of the Proposal requires the affirmative vote of the majority of the shares of the Common Stock present at the Meeting in person or by proxy and entitled to vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director or nominee for director of the Company; (iii) the Chief Executive Officer of the Company;
(iv) each of the four other most highly compensated executive officers of the Company (the "Named Executives"); and (v) all directors and Named Executives as a group.

                                                                    COMMON SHARES
                                                              BENEFICIALLY OWNED(1)(5)
                                                              -------------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER(3)               NUMBER      PERCENT(2)
          ---------------------------------------             ----------    -----------
David N. Birman, M.D., Chairman, Director, CEO(4)...........  5,081,606        57.91%
Sue D. Birman, Director, Executive Vice President(4)........  5,081,606        57.91%
Rockey C. Talley, M.D., Senior Vice President...............     10,000            *
John Higgins, Director(6)...................................      3,000            *
James J. Rhodes, Director(7)................................      5,000            *
Warren E. Aut, Director(9)..................................         --            *
Directors and officers as a group (5 persons)(8)............  5,099,606        58.12%

---------------
 *  Less than 1%

(1) Except as indicated in footnotes to this table, the stockholders named in this table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them subject to community property laws where applicable. Shares shown as beneficially owned by any person have been determined in accordance with the requirements of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(3) The address for each of the beneficial owners is in care of the Company:
    1025 Highway 111 South, Cookeville, Tennessee 38501.

(4) Includes 666,667 Escrow Shares. David N. Birman, M.D. disclaims beneficial ownership as to 550,693 shares beneficially owned by Sue D. Birman individually. Sue D. Birman disclaims beneficial ownership as to 3,936,010 shares beneficially owned by David N. Birman, M.D. individually.

(5) Includes options to purchase shares of Common Stock scheduled to become exercisable within 60 days after the Record Date.

(6) Mr. Higgins was granted options under the Company's 1996 Directors' Options Plan to acquire 3,000 shares of the Company's Common Stock at an exercise price of $7.50 per share and 6,000 shares at an exercise price of $7.00 per share.

(7) Mr. Rhodes was granted options under the Company's 1996 Directors' Option Plan to acquire 6,000 shares of the Company's Common Stock at an exercise price of $5.00 per share and 3,000 shares at an exercise price of $7.00 per share.

(8) Includes shares subject to options exercisable currently to acquire 18,000 for all officers and directors as a group.

(9) Warren E. Aut was granted options under the Company's 1996 Directors' Option Plan to acquire 6,000 shares of the Company's Common Stock at an exercise price of $5.50 per share.

                       INTEREST OF CERTAIN PERSONS IN OR
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     The offering will be conducted through the Placement Agent, Royce Investment Group, Inc., which is a member of the National Association of Securities Dealers, Inc. The Placement Agent will receive a placement fee of five percent (5%) of the sales price for each Share sold in the offering. The Company will also pay the Placement Agent an unaccountable expense allowance of two percent (2%) of the sales price of each Share sold in the offering. John D. Higgins, a director of the Company, is Senior Vice President, Corporate Finance, of the Placement Agent. The Company believes that the terms of Royce's engagement are equal to or better than the usual and customary fees charged by members of its industry and were approved by a disinterested majority of the Board of Directors of the Company.

     The Company's Board of Directors authorized the proposed offering on March 31, 1999. The stockholders who oppose the Proposal have no right under Delaware law or under the Corporation's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment and Restatement.

                  AUTHORIZATION TO ISSUE 3,500 TO 5,000 SHARES
             OF ITS SERIES A 10% SENIOR CONVERTIBLE PREFERRED STOCK

INTRODUCTION

     The Company requests shareholder authorization for the non-public offering through Royce Investment Group, Inc. (the "Placement Agent"), a member of the National Association of Securities Dealers, Inc., of 3,500 shares (the "Minimum Offering") to 5,000 shares (the "Maximum Offering") of its Series A 10% Senior Convertible Preferred Stock (the "Shares") to accredited and qualified investors who meet the suitability standards for this offering, which may include officers and directors of the Company.

TITLE AND AMOUNT OF SECURITIES TO BE ISSUED

     The title of the Securities to be issued is Series A 10% Senior Convertible Preferred Stock (the "Series A Preferred Stock"). The amount of Securities to be issued is 3,500 shares to 5,000 shares.

DESCRIPTION OF THE SECURITIES

     This summary is qualified entirely by the actual terms of the Series A Preferred Stock which are attached hereto as Appendix "A" and is incorporated herein by this reference.

     The Company's Series A 10% Senior Convertible Preferred Stock is the only preferred stock authorized by the Company to date and will be its senior preferred stock. The following are key features of the Series A Preferred Stock:

Shares Authorized............................  10,000
Shares Offered...............................  3,500 to 5,000
Purchase Price...............................  $100.00 per Share
Liquidation Preference.......................  $100.00 per Share
Cumulative Dividend..........................  10% per annum payable in kind for first three years;
                                               thereafter, payable either in kind or cash at election
                                               of holder.
Convertible at Election of Holder............  Convertible into shares of the Company's common stock at any time.
Conversion Price to Common...................  $1 1/8 per share of Common Stock*
                                               *The conversion price for the Shares is the public
                                               market price at which the Company's shares of common
                                                stock were sold on March 31, 1999, the day the Board
                                                of Directors authorized this offering.
Restrictions on Other Shares.................  No dividends may be paid on other Company stock until all dividends on the Series A Preferred and its
                                               liquidation preference have been paid.
Callable.....................................  Shares may be called by the Company five years after date of first issuance upon payment of 120% of the
                                               Liquidation Preference, plus any accrued but unpaid
                                               dividends.
Voting Rights................................  Holders of Series A Preferred Shares may cast votes for all matters voted on by shareholders equal to the
                                               number of his Shares of Series A Preferred divided by
                                               the Conversion Price. In addition, only the Series A
                                               Preferred Shares may vote, by a 60% majority, to
                                               change their powers, preferences and special rights.

THE TRANSACTION IN WHICH THE SECURITIES ARE TO BE ISSUED

     The Company intends to offer through the Placement Agent 3,500 shares to 5,000 shares of its Series A 10% Senior Convertible Preferred Stock to accredited and qualified investors who meet the suitability standards for this offering, which may include directors and officers of the Company. Terms are all cash, payable upon subscription. The price is $100.00 per share and the minimum purchase is 100 shares, or $10,000. The Company reserves the right to accept or reject, in whole or in part, any subscription. The offering will be conducted for a maximum of sixty (60) days from the date of the Company's Private Placement Memorandum or until the Maximum Offering has been subscribed, whichever occurs first. The Company may terminate the offering at any time. If the offering is terminated prior to completion of the Minimum Offering, all subscription proceeds will be returned without deduction or interest.

     The Shares will be sold only to accredited investors (as defined in Rule 501 of the Securities and Exchange Commission) and to a maximum of thirty-five
(35) other qualified investors. Qualified Investors are those who by reason of experience, training or receipt of professional advice can be deemed by the Company to have an adequate basis on which to assess the risk of this investment and who demonstrate, through completion of the Subscription Documents, adequate financial resources with which to bear the risk of an investment in the Shares. Each subscriber will be required to complete the Subscription Documents in order for the Company to determine whether such investor meets these suitability standards. The Company will rely exclusively on such Subscription Documents and will make no independent investigation to confirm the facts set forth therein.

     The net proceeds to be received by the Company from the issuance and sale of the Series A 10% Senior Convertible Preferred Stock are estimated to be approximately $332,500 (approximately $450,000 if the Maximum Offering is fully subscribed). The net proceeds of the offering of the shares will be used for working capital and general corporate purposes.

REASONS FOR THE PROPOSED AUTHORIZATION

     The Company asks the shareholders to approve the Proposal. The additional capital from the Proposal is sought in order to restore the Company's aggregate net tangible assets to $4,000,000, which is the minimum level required by the Nasdaq Stock Market, Inc. for continued listing on its national market. The Company's net tangible assets are $3,870,244 at December 31, 1998. The Company will appear before a committee of the Nasdaq Stock Market, Inc. on June 3, 1999 to demonstrate its ability to meet this requirement on a current and going-forward basis. In addition to obtaining additional capital in the proposed offering, the Company expects to report a one-time gain on sale of approximately $90,000.00 in connection with a pending letter of intent to sell the operations of its Hughes & Associates, Inc. subsidiary to its management. Should the Company not meet this net tangible asset test, the Company's common stock will be de-listed from the Nasdaq National Market. The Company's Certificate of Incorporation already vest with the Board of Directors the authority to issue and sell the Preferred Stock; however, Marketplace Rule 4460(i)(1)(A) of the Nasdaq Stock Market, Inc. requires shareholder approval of any plan by which officers and/or directors of a listed company may acquire shares of that company's stock. Since officers and directors of the Company intend to participate in the offering, this authorization by the Company is being sought.

EFFECT ON CURRENT SHARES

     In the event the offering of Series A Preferred Stock is completed, the holders of the common stock will be affected in a number of ways. Holders of Series A Preferred will be able to vote on all matters presented to the shareholders for approval. Each share of Series A Preferred will be able to cast eight-nine(89) votes ($100.00 divided by the common stock conversion price of $1.125 per share). Assuming the Minimum Offering is sold, holders of the Series A Preferred in the aggregate will be able to cast 311,111 votes; assuming the Maximum Offering is sold, holders of the Series A Preferred in the aggregate will be able to cast 444,444 votes. In addition, a vote of sixty percent (60%) of the Series A Preferred Stock is required to change the rights, preferences and privileges of the Series A Preferred. No common share will be able to receive a dividend until all quarterly dividends on the Series A Preferred have been paid, nor will the common shares be entitled to receive a dividend until the liquidation preference of $100.00 per share of Series A Preferred has been repaid, the Series A Preferred shares have been converted to common by the holders thereof or have been redeemed by the Company.

FINANCIAL AND OTHER INFORMATION

     The Financial and Other Information are omitted pursuant to Instruction 1 to Item 13 of Schedule 14A (Rule 14a-101), which provides in part that "any or all of the information required by paragraph (a) of this item, not material for the exercise of prudent judgment in regard to the matter to be acted upon may be omitted . . . . the information is not deemed material where the matter to be acted upon is . . . the authorization of preferred stock for issuance for cash in an amount constituting fair value."

     The Board of Directors of the Company found that the offering price for the issuance of the preferred stock was fair value. The preferred stock has a liquidation value at $100.00 per share and is being sold for cash at $100.00 per share; the conversion at which the preferred stock converts to common stock is the market price at which the Company's common stock traded on March 31, 1999, the day on which the Company's Board of Directors authorized the proposed offering.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ SUE D. BIRMAN
                                          --------------------------------------
                                          SUE D. BIRMAN
                                          Executive Vice President
                                          Secretary and Director
Cookeville, Tennessee
April 26, 1999

                                                                      APPENDIX A

                            BIRMAN MANAGED CARE INC.

                             A DELAWARE CORPORATION

                SERIES A SENIOR 10% CONVERTIBLE PREFERRED STOCK

     SECTION 1. Designation. The Preferred Stock shall consist of one series to be designated and known as "Series A Senior Convertible Preferred Stock" (the "Series A Preferred Stock"). The number of shares constituting the Series A Preferred Stock shall be Ten Thousand (10,000).

     SECTION 2. Liquidation Rights.

     (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock of the Corporation by reason of their ownership thereof, an amount equal to One Hundred Dollars ($100.00) per share, plus accrued and unpaid dividends, if any (collectively, the "Series A Liquidation Value"). If assets of the Corporation available for distribution to stockholders are insufficient to permit payment in full of amounts to which the holders of Series A Preferred Stock are entitled pursuant to this Paragraph (A), such holders of Series A Preferred Stock shall participate in such available assets in equal amounts per share.

     (B) All the preferential amounts to be paid to the holders of the Series A Preferred Stock under Paragraph (A) of this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any other amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of the payment to the holders of the Series A Preferred Stock of the preferential amounts payable to them pursuant to Paragraph (A), the holders of the Common Stock shall be entitled to receive pro rata on the basis of each share held all remaining assets of the Corporation.

     (C) A consolidation or merger of the Corporation with another corporation or entity or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation with respect to the Series A Preferred Stock within the meaning of this Section 2 unless such consolidation or merger is not intended to effect a change in the ownership or control of the Corporation or of its assets and is not intended to alter materially the business or assets of the Corporation, including, by way of example and without limiting the generality of the foregoing, a consolidation or merger which merely changes the identity, form or place or organization of the Corporation, or which is between or among the Corporation and any of its direct or indirect subsidiaries; however, any such event shall not be treated as a liquidation, dissolution or winding up unless such treatment is approved by holders of at least two-thirds of the Preferred Stock then outstanding, voting on an "as if converted" basis.

     SECTION 3. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (A) Right to Convert. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share on or prior to the close of business on the day prior to the Redemption Date fixed pursuant to Section 4 hereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing One Hundred Dollars ($100.00) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion for such Series A Preferred Stock. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be One Dollar ($1.00) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series A Preferred Stock is convertible, as hereafter provided. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 4 hereof, the right to convert shall terminate as to the shares designated for redemption on the close of business on the day prior to the Redemption Date, unless default is made in payment of the Redemption Price, in which case the conversion rights for such shares shall continue until such payment is made. In the event of default, holders of Series A Preferred Stock who converted between the date notice was sent and the Redemption Date shall be entitled to reconvert the Common Stock received into the Series A Preferred Stock so converted.

     (B) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price then in effect with respect to Series A Preferred Stock. Before any holder of the Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or to his nominee or nominees, a certificate or certificates for the number of Shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (D) Adjustments to Conversion Price for Diluting Issues:

        (i) Adjustments for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock. At any time after the date on which a share of Series A Preferred Stock is first issued:

           (1) STOCK DIVIDENDS, DISTRIBUTIONS OR SUBDIVISIONS: In the event the Corporation shall issue additional shares of Common Stock (or securities convertible into Common Stock) in a stock dividend, stock distribution or subdivision or other distribution payable with additional shares of Common Stock (or securities convertible into Common Stock) with respect to Common Stock or effect a split or subdivision of the outstanding shares of the Corporation's Common Stock, the Conversion Price in effect with respect to Series A Preferred Stock immediately prior to such stock dividend, stock distribution or subdivision or such declaration thereof, shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, or the earlier declaration thereof, be proportionately decreased.

           (2) COMBINATIONS OR CONSOLIDATIONS: In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect with respect to Series A Preferred Stock immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

        (ii) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation or entity, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series A Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price in effect with respect to the Series A Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon conversion of the Series A Preferred Stock.

     (E) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

     (F) No Equal or Senior Rights. The Corporation will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, create any class or series of capital stock with the right to share in or receive any distribution of any of the assets or surplus funds of the Corporation prior to the distribution in full of the Liquidation Value of the Series A Preferred Stock.

     (G) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price in effect with respect to Series A Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect with respect to Series A Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

     (H) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (I) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.

     SECTION 4. Redemption.

     (A) Nothing herein shall require the Corporation to redeem any of the Series A Preferred Stock. The Series A Preferred Stock may be redeemed by the Corporation, at the Corporation's sole election, at any time which is five (5) years or more after the date on which such Stock was issued. If the Corporation elects to redeem less than all of the then-outstanding Series A Preferred Stock, it shall redeem not less than twenty percent (20%) of such Stock at any one time. Any Series A Preferred Stock redeemed by the Corporation shall be redeemed at a price (the "Redemption Price") of one hundred twenty percent (120%) of the Series A Redemption Value as it is on the day immediately preceding the date of redemption.

     (B) The number of shares to be redeemed from each holder of Series A Preferred Stock and redemptions under this Section 4 shall be the number of whole shares determined, as nearly as practicable, to the nearest share, by multiplying the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which is the total number of shares of Series A Preferred Stock then outstanding.

     (C) The Corporation shall give notice to each holder of Series A Preferred Stock of the date of redemption (the "Redemption Date"), the date upon which conversion rights terminate, the Redemption Price and the number of shares to be redeemed, and the place where payment can be obtained at the address of such holder shown on the Corporation's records not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made.

     (D) For each share of Series A Preferred Stock which is to be redeemed by the Corporation pursuant to this Section 4, the Corporation will be obligated to pay on the Redemption Date to the holder thereof, upon surrender by such holder at the Corporation's principal office of the certificate representing such shares (or evidence necessary for the replacement of such certificate) duly endorsed in blank or accompanied by an appropriate form of assignment, in an amount equal to the Redemption Price, regardless of whether the Corporation is legally permitted to make such payment on such redemption date (but nothing herein will require any actual payment prior to the time that such payment may be made without contravening applicable law). If payment of any amount of the Redemption Price which has accrued by reason of cumulated dividends may not be paid pursuant to applicable law, then the Corporation shall pay to the holder of such stock the maximum amount of the Redemption Price which may be paid pursuant to applicable law and shall pay the remainder of the Redemption Price to such holder at the earliest time permitted by law. In case less than all shares of Series A Preferred Stock represented by any certificate surrendered to the Corporation are redeemed in any redemption pursuant to this Section 4, the Corporation will issue a new certificate to the holder representing the unredeemed stock.

     (E) If the required notice of redemption has been given, no share of Series A Preferred Stock is entitled to any dividends declared after its Redemption Date and on such Redemption Date, all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Redemption Price of such share plus any dividends declared, accrued or accumulated but unpaid as of the Redemption Date, and such share will not be determined to be outstanding after such Redemption Date. However, if the Corporation fails to pay any of the Redemption Price, the holder of Series A Preferred Stock entitled to receive such payment will continue to be entitled to receive dividends, dividends shall continue to cumulate and be payable and the holder shall continue to possess all rights of a holder of such Series A Preferred Stock until the Redemption Price is paid in full.

     SECTION 5. Voting Rights.

     The holders of shares of Series A Preferred Stock shall be entitled to cast, with respect to all matters voted on by the shareholders of the Corporation, that number of votes which equal the number of shares (rounded to the nearest whole share) of Common Stock into which their outstanding Series A Preferred Stock is then convertible. A shareholder who is entitled to vote at an election for directors may vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election it has a right to vote. Holders of Series A Preferred Stock shall vote together with holders of Common Stock on all matters except for (a) those matters upon which applicable law requires that voting shall be by class, (b) any vote to increase or decrease the aggregate number of authorized shares of preferred stock or alter or change the powers, preferences or special rights of the shares of any class or series of the Corporation's stock so as adversely to affect the Series A Preferred Stock or (c) as provided elsewhere in this Certificate. As to the matters denominated under (b) of this Section 5, the affirmative vote of sixty percent (60%) of the outstanding Series A Preferred Stock shall be required.

     SECTION 6. Dividend Rights.

     (A) Each share of Series A Preferred Stock shall accrue a dividend from and after the date on which it is issued in an amount equal to Ten Dollars ($10.00) per annum (computed on the basis of four fiscal quarters per year). The Corporation shall pay such dividends once each fiscal quarter upon such dates as the Board of Directors from time to time shall determine. Cumulated but unpaid dividends shall not bear interest. However, all unpaid and cumulated dividends shall be paid.

        (i) Until three years from the date of the issuance of the first share of Series A Preferred Stock, all dividends shall be paid in additional share(s) of Series A Preferred Stock.

        (ii) From and after three years from the date of the issuance of the first share of Series A Preferred Stock, dividends on the Series A Preferred Stock shall be paid in cash or additional share(s) of Series A Preferred Stock as elected by the holder thereof. Each such holder shall be deemed to have elected to receive payment in additional shares of Series A Preferred Stock unless such holder shall have delivered to the Corporation, or to a transfer agent for the Series A Preferred Stock, prior to the record date for each fiscal quarter an election in writing to be paid a cash dividend. Each such election shall continue until superseded by a subsequent election.

     (B) Until all accrued dividends, whether or not then payable, and unpaid dividends shall have been paid in full on the Series A Preferred Stock, the Corporation will not declare or pay any dividend on, or make any sinking fund payment, redemption or repurchase with respect to, any shares of any other class of its capital stock, or directly or indirectly, through a subsidiary or otherwise, purchase, redeem or otherwise retire or make any other distribution in respect of any shares of any class of its capital stock, except with respect to repurchase of shares of Common Stock in connection with termination of employees or officers.

                           BIRMAN MANAGED CARE, INC.

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- MAY 12, 1999

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Birman Managed Care, Inc. hereby appoints Sue D. Birman, with full power of substitution, proxy to vote all shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of Birman Managed Care, Inc. to be held at the Company's principal executive office located at 1025 Highway 111 South, Cookeville, Tennessee 38501, on May 12, 1999, telephone number 931-372-7800, at 9:00 a.m. (central standard time), or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE


  PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE

SPECIAL MEETING OF STOCKHOLDERS
   BIRMAN MANAGED CARE, INC.

         MAY 12, 1999

1. To authorize the non-public offering through the placement agent, Royce Investment Group, Inc., a member of the National Association of Securities Dealers, Inc., of 3,500 shares to 5,000 shares of its Series A 10% Senior Convertible Preferred Stock to accredited and qualified investors who meet the suitability standards for this offering, which may include officers and directors of the Company.

        FOR    AGAINST   ABSTAIN
        [ ]      [ ]       [ ]

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL 1.


SIGNATURE(S) ______________________________________ DATED: ____________

NOTE: Please date and sign exactly as your name appears hereon. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.